Exhibit 10.2

September 13, 2018
Via Hand Delivery
Richard A. King
c/o Adamas Pharmaceuticals, Inc.

Re:    Separation and Consulting Agreement
Dear Richard:
This letter sets forth the substance of the separation agreement (the “Agreement”) that Adamas Pharmaceuticals, Inc. (the “Company”) is offering to you to aid in your employment transition.
1.SEPARATION DATE. Your employment with the Company will end on September 15, 2018 (the “Separation Date”), pursuant to the terms in this Agreement. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused paid time off (“PTO”) earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.
2.CONSULTING PERIOD. If: (i) you timely sign, date, and return this Agreement to the Company and allow all of the releases contained herein to become effective; and (ii) you comply with all of your obligations to the Company as set forth herein; then the Company will retain you as a consultant under the terms specified below. The consulting relationship will commence on the Separation Date and continue through March 15, 2019, unless terminated earlier pursuant to the terms set forth below or extended by mutual written agreement (the “Consulting Period”). You acknowledge and agree that prior to entering into this Agreement, the Company is under no legal obligation to retain your services as a consultant after the Separation Date and therefore this Consulting Period constitutes consideration for your obligations as specified herein.

(a)Consulting Services. During the Consulting Period, you will use your best efforts to provide consulting services as may be requested by the Company in the areas of your experience and expertise (the “Consulting Services”). The Company anticipates that you will provide services at the request of, and subject to the direction of, the Chief Executive Officer.
(b)Provision of Consulting Services. You agree to exercise the highest

Richard A. King
September 13, 2018

degree of professionalism and utilize your expertise and creative talents in performing these services. Consulting Services shall be provided as requested and needed by the Company and at times mutually agreed between you and the Company. You will not be required to report to the Company’s offices during the Consulting Period, except as specifically requested by the Company. When providing such services, you shall abide by the Company’s policies and procedures.

(c)Consulting Fees. During the Consulting Period, you will receive consulting fees in the amount of $400 per hour (“Consulting Fees”) for each hour or portion thereof during which you actually provide Consulting Services. The Consulting Fees will be paid within thirty (30) business days of receipt by Company of each of your invoice(s) for Consulting Services. You shall seek advance written approval prior to incurring any expenses for which you will seek reimbursement in connection with your duties during the Consulting Period.

(d)Independent Contractor Relationship. During the Consulting Period, your relationship with the Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. Except as expressly provided in this Agreement, you will not be entitled to, and will not receive, any benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits.

(e)Taxes and Withholding. The Company will not make any withholdings or deductions, and will issue you an IRS Form 1099, with respect to any Consulting Fees paid to you. You will be responsible for all taxes with respect to the Consulting Fees, and you agree to indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including but not limited to the Internal Revenue Service or any state taxing authority, arising out of or in connection with the Consulting Fees.

(f)Limitations on Authority. During the Consulting Period, you will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the prior written authorization of an officer of the Company. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized in advance by the Company, in writing, to do so.

(g)Termination of Consulting Period. The Consulting Period shall end on the earliest to occur of the following:

(i)    March 15, 2019, unless the Consulting Period is extended by mutual written agreement by both you and the Company; or

Richard A. King
September 13, 2018

(ii)     Thirty (30) days after you provide written notice that you are terminating the Consulting Period for any reason; or
(iii)     Immediately upon the Company’s written notice to you that you have breached any of your obligations hereunder or have breached any of your obligations under your Confidential Information and Inventions Assignment Agreement; or
(iv)     If the Consulting Period ends pursuant to Section 2(h)(ii) or (iii), you will be entitled to all Consulting Fees (or pro rata portion thereof) earned through the last date that you provide Consulting Services, but you shall not receive any Consulting Fees or compensation through March 15, 2019.
(h)Other Work Activities. Throughout the Consulting Period, you shall have the right to engage in employment, consulting, or other work relationships in addition to your work for the Company, provided that such activities do not unreasonably interfere with your obligations under this Agreement, and in any event, unless otherwise waived in writing by the Company, do not compete or otherwise conflict with, directly or indirectly, the business, operations and interests of the Company. Specifically, during the Consulting Period, you are prohibited from performing any work for any business entity that is competitive with the Company and from engaging in any other work activity, or preparation for work activity, that is competitive with the Company. For purposes of this Agreement, the term “competitive” shall mean other companies or institutions that are researching and/or developing therapies for chronic disorders of the central nervous system.

3.EQUITY. You were granted restricted stock options (“RSUs”) and an option to purchase shares of the Company’s common stock (the “Options”) pursuant to the Company’s 2014 Equity Incentive Plan and 2016 Inducement Plan (collectively, the “Equity Plans”). Notwithstanding any provisions of the Equity Plans, your RSU agreement, or your Options agreements, vesting of your RSUs and Options will cease as of your Separation Date. Consistent with the Equity Plans, you will be allowed a period of three (3) months following the end of your Consulting Period to exercise any RSUs or Options which are vested as of the Separation Date. Except as expressly modified in this Section 2, your RSUs and Options shall continue to be governed by the Equity Plans and all applicable RSU and Options agreements.
4.SEVERANCE BENEFITS. The termination of your employment shall be deemed a Qualifying Termination pursuant to the Adamas Pharmaceuticals, Inc. Amended and Restated Executive Severance Plan (the “Severance Plan”). Consequently, pursuant to the terms of the Severance Plan, if on or within twenty-one (21) days of your receipt of this Agreement, you sign it and allow the releases contained herein to become effective, then the Company will provide you with the following severance benefits (the “Severance Benefits”) after the Separation Date:
(a)Severance Pay. The Company will pay you severance in the amount of $488,800.00, which is equivalent to twelve (12) months of your base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings (the “Severance Pay”). Your Severance Pay will be paid in one lump sum after the Effective Date (as defined in Section 14(c) herein) and on the first regular Company payday in 2019.

Richard A. King
September 13, 2018

(b)Health Care Continuation Coverage.
(i)COBRA. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.
(ii)COBRA Premiums. If you timely elect continued coverage under COBRA, the Company will pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) (“COBRA Premiums”) through the period (the “COBRA Premium Period”) starting on the first day of the month following the Separation Date and ending on the earliest of: (i) twelve (12) months thereafter; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must notify the Company within 14 days in writing of such event.
(iii)Special Cash Payments in Lieu of COBRA Premiums. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay to you, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including premiums for you and your eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings (such amount, the “Special Cash Payment”), for the remainder of the COBRA Premium Period. You may, but are not obligated to, use such Special Cash Payments toward the cost of COBRA premiums. On the thirtieth (30th) day following your Separation from Service, the Company will make the first payment to you under this paragraph, in a lump sum, equal to the aggregate Special Cash Payments that the Company would have paid to you through such date had the Special Cash Payments commenced on the first day of the first month following the Separation from Service through such thirtieth (30th) day, with the balance of the Special Cash Payments paid thereafter on the schedule described above.
5. 2018 DISCRETIONARY BONUS. Although the Company is not otherwise obligated to and although you have not earned a 2018 bonus pursuant to the Company’s Executive Bonus Plan, as an additional severance benefit to you, the Company agrees to pay you a discretionary bonus for 2018 equal to 100% of your target for 2018, if a bonus is approved by the Company’s Board of Directors, less required deductions and withholdings (the “Bonus Payment”). The Bonus Payment will be pro-rated for your partial year of employment in 2018 and paid at the same time as other bonuses are paid in 2019 to Company employees. Except as expressly provided herein, you will not be eligible to receive any bonus payments after the Separation Date.

Richard A. King
September 13, 2018

6.OTHER COMPENSATION OR BENEFITS. You acknowledge and agree that payment of the Severance Benefits provided herein fulfills all of the Company’s obligations to pay you severance benefits pursuant to the Severance Plan or any other agreements between you and the Company, and this Agreement supersedes and extinguishes any obligation of the Company to provide you with any severance benefits under the Severance Plan or any other agreements. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). You further acknowledge that you are not eligible to receive, and will not receive, any other severance benefits under any Company severance plan or any other agreements with the Company.
7.EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.
8.RETURN OF COMPANY PROPERTY. By no later than the close of business 14 days after the Effective Date, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the severance benefits provided hereunder.
9.STOCK TRANSACTIONS. You acknowledge that you may potentially have access to material, non-public information of Company, and hereby agree to comply with Company’s Insider Trading, Window and Pre-Clearance Policy, attached hereto as Exhibit A during the Consulting Period. In accordance with this policy, you agree not to trade Company stock during a “closed window” period (i.e., a period of time during which Company employees and certain consultants may not buy, sell or trade Company stock). Outside of closed window period (i.e. “open window” period), such trades may only occur if the transaction has been pre-cleared by Company’s Chief Financial Officer, General Counsel or Chief Executive Officer. You agree that you will not trade in Company stock (a “Transaction”) while in possession of non-public material information about Company. Further, you will not “tip” others in their contemplation of a Transaction. You hereby acknowledge that you are aware that any such Transaction made while in the possession of non-public material information violates United States securities laws and that any such violations subject you to significant financial and criminal penalties.

Richard A. King
September 13, 2018

10.PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you acknowledge your continuing obligations under your Confidential Information and Inventions Assignment Agreement, including your obligations not to use or disclose any confidential or proprietary information of the Company. A copy of your Confidential Information and Inventions Assignment Agreement is attached hereto as Exhibit B.
11.NONDISPARAGEMENT. You agree not to disparage the Company or the Company’s officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process. In addition, the Company, the Company’s Officers and Directors agree not to disparage you in any manner that is likely to be harmful to you or your reputation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
12.NO VOLUNTARY ADVERSE ACTION. You agree that you will not voluntarily (except in response to legal compulsion) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents. Notwithstanding the foregoing, you may cooperate with, or participate in any proceeding before any Governmental Agency or as required by compulsion of law.
13.COOPERATION. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation in addition to a consulting fee of $400 per hour (which shall be paid for all of your cooperation time except for any time spent by you testifying or preparing to testify in a legal proceeding), and will make reasonable efforts to accommodate your scheduling needs.
14.NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
15.RELEASE OF CLAIMS.
(a)General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys,

Richard A. King
September 13, 2018

predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).
(b)Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).
(c)ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (the “ADEA Waiver”), and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your ADEA Waiver does not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it earlier); (iv) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver (by providing written notice of your revocation to the Company’s CEO); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”).
(d)Section 1542 Waiver. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

Richard A. King
September 13, 2018

(e)Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims. You understand that nothing in this Agreement limits your ability to file a charge or complaint with any Government Agency. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.
16.REPRESENTATIONS. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.
17.GENERAL. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

Richard A. King
September 13, 2018

If this Agreement is acceptable to you, please sign below and return the original to me within twenty-one (21) days.
I wish you good luck in your future endeavors.
Sincerely,
ADAMAS PHARMACEUTICALS, INC.

By:	/s/ Gregory T. Went
Gregory T. Went
Chief Executive Officer

October 3, 2018
Date

Exhibit A – Insider Trading, Window and Pre-Clearance Policy
Exhibit B – Confidential Information and Inventions Assignment Agreement

ACCEPTED AND AGREED:

/s/ Richard A. King
Richard A. King

October 3, 2018
Date

Richard A. King
September 13, 2018

EXHIBIT A
INSIDER TRADING, WINDOW AND PRE-CLEARANCE POLICY

Revised May 7, 2018

ADAMAS PHARMACEUTICALS, INC.

INSIDER TRADING, WINDOW AND PRE-CLEARANCE POLICY

I.	Introduction

This policy governs transactions in the securities of Adamas Pharmaceuticals, Inc. (the “Company”) by our directors, officers, employees and certain consultants1  (“Covered Insiders”). During the course of your directorship, employment or consultancy with the Company, you may receive important information that is not yet publicly available (“inside information”), about the Company or about other publicly-traded companies with which the Company has business dealings. Because of your access to this inside information, you may be in a position to profit financially by buying or selling, or in some other way dealing, in the Company’s stock, or stock of another publicly-traded company, or to disclose such information to a third party who does so profit (a “tippee”).

II.	Insider Trading Policy

A.	Securities Transactions

Use of inside information by someone for personal gain, or to pass on, or “tip,” the inside information to someone who uses it for personal gain, is illegal, regardless of the quantity of shares, and is therefore prohibited. You can be held liable both for your own transactions and for transactions effected by a tippee, or even a tippee of a tippee. Furthermore, it is important that the appearance of insider trading in securities be avoided. Hindsight can be remarkably acute, and an accusation can always be made that at any particular time a purchase or sale of securities by an insider was motivated by undisclosed favorable or unfavorable information. In such circumstances, the appearance of impropriety can be almost as problematic as an actual abuse, both to the Company and to the insider involved. The only exception is that transactions directly with the Company, e.g., option exercises for cash or purchases under the Company’s employee stock purchase plan, or restricted stock unit sell to cover transactions as described below, are permitted. However, the subsequent sale (including the sale of shares in a cashless exercise program) or other disposition of such stock is fully subject to these restrictions.

B.	Inside Information

As a practical matter, it is sometimes difficult to determine whether you possess inside information. The key to determining whether nonpublic information you possess about a public company is inside information is whether dissemination of the information would likely affect the market price of the company’s stock or would likely be considered important, or “material,” by investors who are considering trading in that company’s stock. Certainly, if the information makes you want to trade, it would probably have the same effect on others. Remember, both positive and negative information can be material. If you possess inside information, you may

1 Consultants subject to this Policy will be informed by language contained in their consulting agreement with the Company.

THIS DOCUMENT IS CONFIDENTIAL AND CONTAINS PROPRIETARY INFORMATION OF ADAMAS PHARMACEUTICALS, INC., WHICH MAY NOT BE DISCLOSED WITHOUT EXPRESS PRIOR WRITTEN PERMISSION OF ADAMAS PHARMACEUTICALS, INC.

Richard A. King
September 13, 2018

not trade in a company’s stock, advise anyone else to do so or communicate the information to anyone else until you know that the information has been publicly disseminated. This means that in some circumstances, you may have to forego a proposed transaction in a company’s securities even if you planned to execute the transaction prior to learning of the inside information and even though you believe you may suffer an economic loss or sacrifice an anticipated profit by waiting. “Trading” includes engaging in short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions.

Although by no means an all-inclusive list, information about the following items may be considered to be inside information until it is publicly disseminated:

a)	financial results or forecasts, including key sales metrics;

b)	major new products or processes;

c)	acquisitions or dispositions of assets, divisions, companies, etc.;

d)	pending public or private sales of debt or equity securities;

e)	declaration of stock splits, dividends or changes in dividend policy;

f)	major contract awards or cancellations;

g)	scientific, clinical or regulatory results;

h)	top management or control changes;

i)	possible tender offers or proxy fights;

j)	significant writeoffs;

k)	significant litigation;

l)	impending bankruptcy;

m)	gain or loss of a significant license agreement or other contracts with customers or suppliers;

n)	pricing changes or discount policies;

o)	corporate partner relationships; and

p)	notice of issuance of patents.

For information to be considered publicly disseminated, it must be widely disclosed through a press release, SEC filing, or webcasted presentation, and a sufficient amount of time must have passed to allow the information to be fully disclosed. Generally speaking, information will be considered publicly disseminated after two full trading days have elapsed since the date of public disclosure of the information. For example, if a public announcement of previously

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Richard A. King
September 13, 2018

inside information of which you were aware was made prior to trading on Wednesday, then you may execute a transaction in the Company’s securities on Friday.

III.	Stock Trading by Covered Insiders

Because the Covered Insiders (as defined below) of the Company are likely, in the view of the public, to frequently possess inside information about the Company, we require them to do more than refrain from insider trading. We require that Covered Insiders limit their transactions in the Company’s stock to defined “open window periods” when Covered Insiders are deemed to possess no inside information by the Chief Executive Officer, Chief Financial Officer or General Counsel.

A.	Covered Insiders

The provisions outlined in this stock trading policy apply to all directors, officers, employees, and certain consultants of the Company. Generally, any entities or family members whose trading activities are controlled or influenced by any of such persons should be considered to be subject to the same restrictions. We refer to these persons as “Covered Insiders.”

B.	Open Window Period

Generally, except as set forth in this paragraph B and in paragraphs C and D of this policy, Covered Insiders may buy or sell securities of the Company only during an “open window period” that opens after two (2) full trading days have elapsed after the public dissemination of the Company’s annual or quarterly financial results and closes two (2) weeks before the end of the quarter. This “open window period” may be closed early and/or may open later (a) for all Covered Insiders if, in the judgment of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel, there exists undisclosed information that would make trades by the Company’s Covered Insiders inappropriate during that period, or (b) for a subset of the Covered Insiders if, in the judgment of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel, there exists undisclosed information, the knowledge of which is confined to that subset of Covered Insiders that would make it inappropriate for such subset of Covered Insiders to make trades during that period. It is important to note that the fact that the trading window has closed early, or has not opened, in and of itself should be considered inside information. A director, officer, employee, or consultant who believes that special circumstances require him or her to trade outside the “open window period” should consult with the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel. In rare instances, permission to trade outside the open window period may be granted only where the circumstances are extenuating and there appears to be no significant risk that the trade may subsequently be questioned.

C.	Exceptions to Open Window Period

1.    ESPP/Option Exercises. Officers and employees who are eligible to do so may purchase stock under the Company’s Employee Stock Purchase Plan (“ESPP”) on periodic designated dates in accordance with the ESPP without restriction to any particular period. Officers, and employees may exercise for cash stock options that were granted under the Company’s stock option plans without restriction to any particular period. However, the

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Richard A. King
September 13, 2018

subsequent sale of the stock (including sales of stock in a cashless exercise) acquired upon the exercise of options or pursuant to the ESPP is subject to all provisions of this policy.

2.    ESPP Quick Sale Program. The Company allows for immediate sale (next business day following the purchase date) of the stock acquired pursuant to the ESPP if employees elect to participate in the ESPP Quick Sale Program. Employees may elect to participate in the ESPP Quick Sale Program by filling out the attached form (Exhibit B) and submitting it in person or electronically to Stock Administration prior to the Offering Date of the respective ESPP Offering Period. Employees may subsequently withdraw from the ESPP Quick Sale Program by filling out and submitting the attached form (Exhibit C) at least 5 business days prior to the scheduled purchase date of the respective offering period. If an employee withdraws from the ESPP Quick Sale Program, they must go through a six month waiting period before reentry into the ESPP Quick Sale Program for subsequent offering periods. Election to participate in the ESPP Quick Sale Program be made if (i) the ESPP Quick Sale election was established in good faith, during an “open window period” and at a time when such individual was not in possession of material, nonpublic information about the Company, (ii) the ESPP Quick Sale election was made prior to the Offering Date of the respective ESPP Offering Period,
(iii) the six month waiting period has been met for employees who have withdrawn from a previous ESPP offering period, and (iv) the ESPP Quick Sale Program election was reviewed by the Company prior to establishment, solely to confirm compliance with this policy.

3.    10b5-1 Automatic Trading Programs. In addition, purchases or sales of the Company’s securities made pursuant to, and in compliance with, a written plan established by a director, officer, or employee that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Trading Plan”) may be made without restriction to any particular period provided that (i) the Trading Plan was established in good faith, in compliance with the requirements of Rule 10b5-1 under the Exchange Act, during an “open window period” and at a time when such individual was not in possession of inside information about the Company, (ii) the Trading Plan was reviewed by the Company prior to establishment, solely to confirm compliance with this policy and the securities laws, and (iii) the Trading Plan allows for the cancellation of a transaction and/or suspension of such Trading Plan upon notice and request by the Company to the individual if any proposed trade (a) fails to comply with applicable laws (e.g., exceeding the number of shares that may be sold under Rule
144) or (b) would create material adverse consequences for the Company. Directors, officers and employees must promptly notify the Company of the establishment of any such Trading Plan, any amendments to such Trading Plan and the termination of such Trading Plan, all of which must be approved in advance by the Chief Executive Officer, Chief Financial Officer or General Counsel.

D.	Pre-Clearance and Advance Notice of Transactions

In addition to the requirements of paragraph B above, directors, employees at the level of Vice President, and other specified employees or consultants may not engage in any transaction in the Company’s securities, including any purchase or sale in the open market or other transfer of beneficial ownership, even in an open window period, without first obtaining pre-clearance of the transaction from the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel at least one full business day in advance of the proposed transaction. The Chief

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Richard A. King
September 13, 2018

Financial Officer has the primary responsibility of approving transactions under this Policy. Stock Adminstration will maintain a list of all employees and consultants required under this Policy to pre-clear any and all Adamas equity trades, and provide notice to the specified employees and consultants who are subject to pre-clearance requirements. Directors, employees at the level of Vice President, and other specified employees or consultants of the Company must seek pre-clearance under this paragraph D by filling out the attached pre-clearance form (ExhibitA) and submit it in person or electronically to the Chief Executive Officer, Chief Finanical Officer or General Counsel. The Chief Executive Officer, Chief Financial Officer, General Counsel will then determine whether the transaction may proceed and, if so, will direct Stock Adminstration to assist in complying with the reporting requirements under Section 16(a) of the Exchange Act, if any. Pre-cleared transactions not completed within five business days shall require new pre-clearance under the provisions of this paragraph. The Company may, at its discretion, shorten such period of time. Purchases under the Company’s ESPP and option exercises for cash in Section III.C.1 of this policy, in the absence of a sale or other market transaction, sales pursuant to the ESPP Quick Sale Program (see Section III.C.2), or trades pursuant to a Trading Plan (see Section III.C.3), do not require pre-clearance. Employees and consultants not specified by Stock Adminstration or by this Section D of this Policy do not need to pre-clear any transactions in the Company’s securities during an open window period.

Prohibition of Speculative or Short-term Trading

No Covered Insiders may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to the Company’s stock at any time.

E.	Short-Swing Trading/Control Stock/Section 16 Reports

Directors and officers subject to the reporting obligations under Section 16 of the Exchange Act should take care not to violate the prohibition on short-swing trading (Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144 under the Securities Act of 1933, as amended), and should file or cause to be filed all appropriate Section 16(a) reports (Forms 3, 4 and 5), and any notices of sale required by Rule 144.

IV.	Duration of Policy’s Applicability

This policy continues to apply to your transactions in the Company’s stock or the stock of other public companies engaged in business transactions with the Company even after your directorship or employment with the Company has terminated. If you are in possession of inside information when your relationship with the Company concludes, you may not trade in the Company’s stock or the stock of such other company until the information has been publicly disseminated or is no longer material.

V.	Penalties

Anyone who effects transactions in the Company’s stock or the stock of other public companies engaged in business transactions with the Company (or provides information to enable others to do so) on the basis of inside information is subject to both civil liability and criminal penalties, as well as disciplinary action by the Company. Covered Insiders who have

CONFIDENTIAL and PROPRIETARY

Richard A. King
September 13, 2018

questions about this policy should contact his or her own attorney or the Company’s Chief Financial Officer or General Counsel.

VI.	Questions and Reporting

If you have any questions about how to comply with this Policy please ask your supervisor, Human Resources Department, Finance Department, or the Legal and Compliance Department. If you are aware of a situation that you believe may be violating this Policy or is otherwise unlawful or unethical, you have a duty to report that information immediately to your supervisor, Human Resources Department, Finance Department, or the Legal and Compliance Department. The Compliance Department or assigned delegate can be reached at compliance@adamaspharma.com. You can also call the Adamas “Speak Up” Helpline, which may be reached at 1.844.644.4174 (24 hours a day, 7 days a week) or online at www.adamaspharma.ethicspoint.com. Calls can be made anonymously, except as otherwise required by law. Adamas policy prohibits retaliation or retribution against anyone who in good faith reports a concern to Adamas through any means described above.

CONFIDENTIAL and PROPRIETARY

Richard A. King
September 13, 2018

EXHIBIT A
ADAMAS PHARMACEUTICALS, INC.
PRE-CLEARANCE TRADING REQUEST FORM

Person proposing to trade:

Proposed acquisitions or dispositions: (Include all purchases, sales, option exercises, gifts, etc.)
Owner (direct, or name of indirect owner)	Proposed Transaction Date(s) (see below)	Transaction Code (see below)	Number of Shares to be Acquired	Number of Shares to be Disposed Of	Proposed Sale or Purchase Price per unit (if known)

TRANSACTION CODE:	TRANSACTION DATE:
(P) Open Market or Private Purchase
(S) Open Market or Private Sale
(J) Other Acquisition or Disposition (specify)
(H) Cashless Exercise and Hold of Stock Options
(C) Cashless Exercise and Sale of Stock Options
(R) Sale of vested RSUs
(E) Sale of shares acquired through ESPP program
(G) Gift
(Q) Transfer Pursuant to Divorce/Court Order
(W) Acquisition or Disposition by Will

(1)    Brokerage transactions – trade date
(2)    Other purchases and sales – date on which firm commitment is made
(3)    Option exercises – date of exercise
(4)    Conversions – date of surrender of convertible security
(5)    Gifts – date on which gift is made
(6)    10b5-1 Trading Programs – date plan is submitted for approval

Note: Please confirm your agreement with Preclearance requirement and the Insider Trading, Pre-clearance and Window Policy by checking each respective line below:
     Open window period. The proposed trade will not be other than during the Company’s open window period.

     No prohibition under Insider Trading, Window and Preclearance Policy. I confirm that the proposed transaction is not prohibited under the Insider Trading, Window and Pre-Clearance Policy.

     No rule 10b-5 concerns. I have been reminded that trading is prohibited when in possession of any material nonpublic information regarding the Company that has not been adequately disclosed to the public. I have discussed with the Chief Executive Officer, Chief Financial Officer or General Counsel any information known to me or the Chief Executive Officer, Chief Financial Officer or General Counsel that I believe may be material. I am not aware of material non-public information regarding the Company. I am not seeking to trade on the basis of any material nonpublic information. The transaction is in accordance with the Insider Trading Policy, Window and Pre-clearance Policy and applicable law. I intend to comply with any applicable reporting and disclosure requirements on a timely basis.
     Compliance with Preclearance requirement. I understand that, upon approval of the Chief Financial Officer, General Counsel or Chief Executive Officer. I am cleared to execute the transaction noted above. No trading can commence until one business day after approval has been granted and all trading must be completed within five business days of approval.

(Signature of person proposing to trade)	(Date)

(Signature of CEO, CFO or General Counsel	(Date)

Preclearance expires at the close of trading on:
(Date)

CONFIDENTIAL and PROPRIETARY

Richard A. King
September 13, 2018

EXHIBIT B

ESPP QUICK SALE FORM

ADAMAS PHARMACEUTICALS, INC.
ESPP QUICK SALE PROGRAM ELECTION REQUEST FORM

1.	Name of employee requesting to enter into the ESPP Quick Sale Program:

2.	Date of request:

3.	ESPP purchase date to which this election applies: month year

4.	Automatically roll ESPP Quick Sale Program election into the next ESPP cycle subsequent to that which this election applies (yes / no):

5.
Confirm your understanding that withdrawal from this ESPP Quick Sale Program must be made at least five business days prior to the respective purchase date and will require a six month waiting period before reentry into the ESPP Quick Sale Program (please initial)

6.	The required 6 month waiting period has been met for this request (yes / no / na)

7.	Confirm your agreement with the Insider Trading Policies by initialing each line below as they apply at the time of this request:

a.	No blackout period. The proposed election request is not made during a special closure of the Company’s trading window.

b.	No prohibition under Insider Trading Policy. I confirm that the proposed election request is not prohibited under the Insider Trading Policy.

c.
     No rule 10b-5 concerns. I have been reminded that entering into this ESPP Quick Sale Program is prohibited when in possession of any material nonpublic information regarding the Company I am not aware of material nonpublic information regarding the Company. I am not seeking to enter into the ESPP Quick Sale Program on the basis of any material nonpublic information. The election request is in accordance with the Insider Trading Policy and applicable law. I intend to comply with any applicable reporting and disclosure requirements on a timely basis.

d.
     Compliance with Insider Trading, Window and Preclearance Policy. I understand that, upon approval of the [CEO?] Chief Financial Officer or General Counsel, I am cleared to enter into the ESPP Quick Sale Program noted above.

8.
Confirm your understanding and agreement that, pursuant to the ESPP Quick Sale Program, all shares of common stock acquired by you on a purchase date while this ESPP Quick Sale Election is in place will be sold on the first trading day following the purchase date (or as soon thereafter as is practicable under ordinary principles of best execution) at the prevailing market price.

(Signature of person requesting election)	(Date)

(Signature of Chief Financial Officer or General Counsel)	(Date)

CONFIDENTIAL and PROPRIETARY

Richard A. King
September 13, 2018

EXHIBIT C

ESPP QUICK SALE WITHDRAWAL FORM

ADAMAS PHARMACEUTICALS, INC.
ESPP QUICK SALE PROGRAM WITHDRAWAL REQUEST FORM

1.	Name of employee requesting to withdraw from the ESPP Quick Sale Program:

2.	Date of request:

3.	ESPP purchase date to which this withdrawal applies: month year

4.
Withdrawal requests must be at least 5 business days prior to the scheduled purchase date designated in question 3 above. Confirm that this withdrawal request is made in compliance thereof (please initial)

5.
Confirm your understanding that withdrawal from this ESPP Quick Sale Program will require a six month waiting period before reentry into the ESPP Quick Sale Program for subsequent ESPP offering periods (please initial)

(Signature of person requesting withdrawal)	(Date)

(Signature of Chief Financial Officer or General Counsel)	(Date)

CONFIDENTIAL and PROPRIETARY

Richard A. King
September 13, 2018

EXHIBIT B
Confidential Information and Invention Assignment Agreement
Confidential Information and Invention Assignment Agreement

This Confidential Information and Invention Disclosure Agreement (the “Agreement”), dated April 14, 2017 (the “Effective Date”) is between Adamas Pharmaceuticals Inc. and its affiliates (collectively, the “Company”) and Richard King (“Employee”).

Employee enters this Agreement in consideration of Employee’s employment or continued employment and the compensation now and later paid to Employee. As part of Employee’s employment with the Company, the Employee must protect all confidential and proprietary information and material. Accordingly, the parties agree as follows:

1. Confidential Information. Employee shall, throughout the term of employment with the Company and thereafter, maintain the confidentiality of all Confidential Information of the Company, as follows:

1.1. The term Confidential Information shall mean all confidential, proprietary and trade secret information of the Company, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning Company employees and service providers, business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, customer lists, inventions, or any other scientific, technical or trade secrets of the Company or of any third party provided to Employee or the Company under a condition of confidentiality, provided that Confidential Information shall not include information that is in the public domain other than through any fault or act by the Employee. The term “trade secrets,” as used in this Agreement, shall be given its broadest possible interpretation under California law and shall include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records any secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

1.2. This Agreement covers all Confidential Information disclosed to Employee during employment with the Company.

1.3. Employee’s obligations regarding Confidential Information continue following termination of employment.

1.4. Employee shall: (a) use Confidential Information only within the scope of employment with the Company; (b) not disclose the Company’s Confidential Information to any third party without the prior written approval of the Company; (c) restrict dissemination of Confidential Information only to those of its employees who have a need to know; (d) follow all Company policies in preventing disclosure of Confidential Information to third parties; and (e) not disclose to the Company any confidential information belonging to a third party. Employee shall promptly notify the Company of any loss of Confidential Information or breach of these obligations.

Richard A. King
September 13, 2018

1.5. Confidential Information shall not include any information that: (a) is or becomes publicly known through no wrongful act of Employee or was known to Employee prior to employment with the Company or generally known in the trade or industry; (b) is furnished to a third party by the Company without a duty of confidentiality; or (c) is explicitly approved for release by written authorization of the Company; or (d) is ordered to be disclosed by a court of competent jurisdiction, provided Employee gives timely written notice of such order to the Company to enable it to seek a protective order. In addition, Employee is free to discuss the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

1.6. All Confidential Information is and shall remain the property of the Company. Upon termination of employment with the Company, Employee shall return all the Confidential Information to the Company along with all paper copies, and destroy all electronic copies of Confidential Information. Employee further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without further notice.
1.7.    Employee will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that discloses and/or incorporates any Confidential Information. Employee hereby assigns to the Company any rights Employee may have or acquire in such Confidential Information and recognize that all Confidential Information will be the sole property of the Company and its assigns. Employee will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information.

1.8.    During Employee’s employment by the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company, or upload to, transmit to, or store on any Company computer systems any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person.

2. Non-Solicitation. During the period in which Employee performs services for or at the request of the Company and for a period of one (1) year following the termination of Employee’s employment with the Company for any reason, including voluntary or involuntary termination, Employee shall not, either individually or on behalf of or through any third party, directly or indirectly, without the prior written consent of the Company:

2.1 (i) solicit, induce, encourage, or participate in soliciting, inducing or encouraging any employee of or consultant to the Company to terminate his or her relationship with the Company or any such parent, subsidiary or affiliate for any reason, or (ii) solicit the employment or engagement of any employee of or consultant to the Company while any such person is providing services to the Company; or

Richard A. King
September 13, 2018

2.2 use Confidential Information to solicit or induce any vendor, supplier or strategic partner of the Company to cease doing business with the Company.

3. Ownership of Ideas, Copyrights and Patents.

3.1 Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know‑how, inventions, designs, developments, apparatus, techniques, methods, biological processes, cell lines, laboratory notebooks, formulae and other similar material (collectively the “Inventions”) which may be used in the business of the Company, whether patentable, copyrightable or not, which Employee may conceive, reduce to practice or develop while employed by the Company, alone or in conjunction with another or others, whether during or outside of regular business hours, whether or not on the Company’s premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company or otherwise, shall be the sole and exclusive property of the Company, and Employee shall not publish any of the Inventions without the prior written consent of the Company. Without limiting the foregoing, Employee also acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of your employment or which relate to the business of the Company or a Company affiliate and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). During the term of employment, Employee shall assign and hereby does assign, grant, and convey to the Company or its designee all of Employee’s right, title and interest in and to all of the foregoing whether or not patentable or registrable under copyright or similar statute.

3.2 Cooperation. At any time during or after the period of employment with the Company, Employee shall comply with all Company policies concerning Inventions and shall fully cooperate with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company shall bear the expense of such proceedings, and that any patent or other legal right so issued to Employee personally shall be assigned by Employee to the Company or its designee without any further compensation to Employee. Employee designates the Company as his or her agent, and grants to the Company a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments to the Company. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Inventions assigned under this Agreement to the Company.

3.3 Licensing and Use of Innovations. With respect to any Inventions, and work of any similar nature (from any source), whenever created, which Employee has not prepared or originated in the performance of employment, but which Employee provides to the Company or incorporates in any

Richard A. King
September 13, 2018

Company product or system, Employee hereby grants to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. Employee shall not include in any Inventions delivered to the Company or used on its behalf, without the prior written approval of the Company, any material which is or shall be patented, copyrighted or trademarked by Employee or others unless Employee provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.

3.4 Prior Inventions. Listed on Exhibit A to this Agreement are any and all Inventions in which Employee claims or intends to claim any right, title and interest (collectively, “Prior Inventions”), including, without limitation, patent, copyright and trademark interests, that Employee has, alone or jointly with others, made prior to the commencement of employment with the Company that Employee considers to be his or her property or the property of third parties and that shall be excluded from the scope of this Agreement. If no such disclosure is attached, Employee represents that there are no Prior Inventions. If disclosure of any such Prior Inventions would cause Employee to violate any prior confidentiality agreement, Employee understands that Employee is not to list such Prior Inventions in Exhibit A but is only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose.

3.5 Obligation to Keep Company Informed. During the period of Employee’s employment and for six (6) months after termination of Employee’s employment with the Company, Employee will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by Employee, either alone or jointly with others. In addition, Employee will promptly disclose to the Company all patent applications filed by Employee or on Employee’s behalf within a year after termination of employment. At the time of each such disclosure, Employee will advise the Company in writing of any Inventions that Employee believes fully qualify for protection under the provisions in Section 4; and Employee will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without Employee’s consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under Section 4. Employee will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 4.

3.6 Records. Employee agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Confidential Information developed by Employee and all Company Inventions made by Employee during the period of Employee’s employment at the Company, which records will be available to and remain the sole property of the Company at all times.

Richard A. King
September 13, 2018

4. Exception to Assignments. The Company and Employee acknowledge that this Agreement does not require assignment of any Invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter “Section 2870”), which provides as follows:

(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)    Relate at the time of conception or reduction to practice of     the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)    Result from any work performed by the employee for the employer.

(b)    To the extent a provision in this Agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

5. Reasonableness of Restrictions. Employee acknowledges that the types of conduct which are prohibited by Sections 1, 2 and 3 are narrow and reasonable in relation to the skills which represent Employee’s principal marketable asset both to the Company and to other prospective employers. Employee has read this entire Agreement and understands it. Employee agrees that this Agreement does not prevent Employee from earning a living or pursuing Employee’s career. Employee agrees that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company’s legitimate business interests. Employee represents and agrees that Employee is entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it. In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, Employee and the Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

6. No Conflicting Obligations/Duty of Loyalty. Employee represents that he or she has no commitments or obligations inconsistent with this Agreement, and Employee shall not enter into any such conflicting agreement during employment with the Company. Employee agrees that during the period of Employee’s employment by the Company, Employee will not, without the Company's express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, Employee’s employment by the Company.

Richard A. King
September 13, 2018

7. General.

7.1 Assignment. The Company may assign its rights and obligations to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Employee is principally involved. Employee’s rights and obligations under this Agreement may not be assigned by Employee, but will be binding upon Employee’s heirs, executors, administrators and other legal representatives.

7.2 Governing Law, Jurisdiction. The laws of the state of California shall govern the provisions of this Agreement, and the parties agree to submit to the exclusive jurisdiction of the courts of Alameda County, California.

7.3 Notices. All notices required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed given upon personal delivery or acknowledgment of facsimile transmission or three (3) days after mailing or when received (whichever is earlier) if sent by certified mail, return receipt requested, all postage and registration or certification fees prepaid and addressed as set forth on the signature page of this Agreement. Any notices required or permitted under this Agreement will be given to the Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to Employee at Employee address as listed on the Company payroll, or at such other address as the Company or Employee may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery.

7.4 Entire Agreement. This Agreement, together with Employee’s offer letter, constitutes the entire agreement of the parties with respect to its subject matter, and supersedes any and all prior discussions, correspondence, agreements or understanding between the parties with respect to such matters. No amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties. Any subsequent change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

7.5 Injunctive Relief. Employee expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in Section 1, 2 or 3 of this Agreement may result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy that may be available to the Company, the Company shall be entitled to seek injunctive or other equitable relief, without bond, by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 1, 2 or 3 of this Agreement. In the event the Company enforces this Agreement through a court order, Employee agrees that the restrictions of Section 2 will remain in effect for a period of twelve (12) months from the effective date of the Order enforcing the Agreement.
7.6 Opportunity to Review. Employee hereby acknowledges that he or she has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and has had the opportunity to consult with his/her own counsel regarding such terms. Employee further acknowledges that he or she fully understands the terms of this Agreement and has voluntarily executed this Agreement.

Richard A. King
September 13, 2018

7.7 At-Will Employment. Employee acknowledges that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Employee’s right or the Company’s right to terminate his or her employment at any time with or without cause or advance notice, except as otherwise expressly provided in any written employment agreement he or she has with the Company. This Agreement will not be construed against any party by reason of the drafting or preparation of this Agreement.

7.8 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

7.9 Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

7.10 Survival. The provision of this Agreement, shall survive the termination of Employee’s employment with the Company for any reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee.

[Remainder of Page Intentionally Left Blank]

Richard A. King
September 13, 2018

Authorized representatives of the parties have executed this Agreement as of the Effective Date.

Adamas Pharmaceuticals, Inc.		Employee

By:	/s/ Leonie McConville	/s/ Richard King
	Name: Leonie McConville	Name: Richard King
Title: SVP, Human Resources

Date:	April 29, 2017	Date:	April 28, 2017

Richard A. King
September 13, 2018

EXHIBIT A

PRIOR INVENTIONS

TO:	ADAMAS PHARMACEUTICALS INC.

FROM:	Richard King

DATE:	April 28, 2017

SUBJECT:	Prior Inventions
1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Adamas Pharmaceuticals, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:
☑    No inventions or improvements.
☐    See below:

☐	Additional sheets attached.
2.    Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.
2.
3.

☐	Additional sheets attached.